                                                                      EXHIBIT 11


               MEADOWBROOK INSURANCE GROUP, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS

                                                                Income                Shares                   Per Share
                                                             (Numerator)           (Denominator)                 Amount
                                                             ------------          -------------               --------

                                                                     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                                                             ----------------------------------------------------------
Net income applicable to common shareholders                 $  1,726,808
                                                             ============

BASIC EPS
   Income applicable to shareholders                                                  8,511,776                  $0.20
                                                                                                                 =====
EFFECT OF DILUTIVE SECURITIES
   Options                                                                                    -                      -
DILUTED EPS
   Income applicable to shareholders                                                  8,511,776                  $0.20
                                                                                      =========                  =====


                                                                     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                                                             ----------------------------------------------------------
Net income before cumulative effect of accounting
   change applicable to common shareholders                  $ (3,661,793)
                                                             ============

BASIC EPS
   Income before cumulative effect of accounting
   change applicable to common shareholders                                           8,614,016                 ($0.43)
                                                                                                                ======
EFFECT OF DILUTIVE SECURITIES
   Options                                                                                    -                      -
DILUTED EPS
   Income before cumulative effect of accounting
   change applicable to common shareholders                                           8,614,016                 ($0.43)
                                                                                      =========                 ======

Cumulative effect of accounting change                       $ (1,706,416)
                                                             ============
BASIC EPS
   Cumulative effect of accounting change                                             8,614,016                 ($0.19)
                                                                                                                ======
EFFECT OF DILUTIVE SECURITIES
   Options                                                                                    -
DILUTED EPS
   Cumulative effect of accounting change                                             8,614,016                 ($0.19)
                                                                                      =========                 ======

Net loss applicable to common shareholders                   $ (5,368,209)
                                                             ============

BASIC EPS
   Loss applicable to common shareholders                                             8,614,016                 ($0.62)
                                                                                                                ======
EFFECT OF DILUTIVE SECURITIES
   Options                                                                                    -
DILUTED EPS
   Loss applicable to common shareholders                                             8,614,016                 ($0.62)
                                                                                      =========                 ======

                                                                      EXHIBIT 11


               MEADOWBROOK INSURANCE GROUP, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS

                                                                     Income               Shares          Per Share
                                                                   (Numerator)        (Denominator)         Amount
                                                                   -----------        -------------       ---------
                                                                       FOR THE QUARTER ENDED SEPTEMBER 30, 2000
                                                                   ------------------------------------------------
Net income applicable to common shareholders                       $   708,036
                                                                   ===========

BASIC EPS
   Income applicable to shareholders                                                     8,512,008           $ 0.08
                                                                                                             ======
EFFECT OF DILUTIVE SECURITIES
   Options                                                                                       -
DILUTED EPS
   Income applicable to shareholders                                                     8,512,008           $ 0.08
                                                                                         =========           ======

                                                                       FOR THE QUARTER ENDED SEPTEMBER 30, 1999
                                                                   ------------------------------------------------
Net income applicable to common shareholders                       $(3,856,000)
                                                                   ===========
BASIC EPS
   Income applicable to shareholders                                                     8,553,479           ($0.45)
                                                                                                             ======
EFFECT OF DILUTIVE SECURITIES
   Options                                                                                       -
DILUTED EPS
   Income applicable to shareholders                                                     8,553,479           ($0.45)
                                                                                         =========           ======